                                                                    Exhibit 99.1


                               SELECTED REMARKS
                            RALSTON PURINA COMPANY
                         ANNUAL SHAREHOLDERS MEETING
                               JANUARY 25, 2001


[SLIDE PRESENTATION]*       [COMMENTS OF JAMES R. ELSESSER, VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER]

(1) First Quarter Results   (2) First quarter financial results were announced on
                            Tuesday, and so I will only take a moment to review
                            them:

                            - Sales were essentially flat with the prior year, rising .4%. The primary factor affecting sales was the introduction of IAMs into the Grocery and mass channels of distribution last March, which caused a share loss by all of the other participants in those channels. The gains observed by IAMs appear to have stabilized, and we expect easier comparisons beginning in our third quarter as they begin to lap year ago results in March. Another influencing factor is that sales last year were positively affected due to "pantry loading" by consumers in anticipation of the Y-2K affect.

                            - Our Gross Margin declined by 1.1% due to higher commodity and energy prices that were not offset by higher selling prices.

                            - We also had higher General and Administrative expense, with about half of the increase due to expense associated with marking liabilities denominated in share equivalents to market.

                            - The combination of a lower gross margin and higher General and Administrative


--------

* These remarks correlate to selections from a concurrent slide presentation, attached as Exhibit 99.2 to this Form 8-K and incorporated therein and herein by reference.

                                   expense, partially offset by lower
                                   advertising and promotion expense, resulted in an 8% decrease in Operating Profits.

                            - On the non-operating side of the business, interest expense declined by 25% on a pro-forma basis, due primarily to the repayment of the SAILS debt in August. The debt was effectively repaid by reducing our ownership position in Interstate Bakeries.

                            - The reduction in the Interstate Bakeries ownership position, in conjunction with lower profits in Interstate, resulted in a 73% reduction in equity earnings during the quarter.

                            - The factors noted plus a higher tax rate resulted in our after-tax earnings before unusual items decreasing by 8.9% during the quarter.

                            - Earnings per share dropped by 6.7%, due to a lower number of shares outstanding, and earnings per share were $.28 this year vs.
                                   $.30 last year.

                            We had anticipated a difficult comparison in the first quarter during our budget process, and the results actually were $.01 higher than had been budgeted. The increase was due to higher than expected operating profits in the domestic pet food business.

                            We do not believe the results this quarter portray the
                            results for the remainder of the year, however, as a
                            price increase was implemented earlier this month--the
                            first in four years--to compensate for our higher input
                            costs.  Additionally, the negative comparisons created
                            by the market share loss to IAMs are almost over, and
                            it is expected that the domestic business will regain
                            its growth momentum in the near future.

(3) Ralston Restructuring   (3) Most of you are aware that Ralston has been
Five businesses.            restructuring itself for 20 years, with the pace
Pet products.               accelerating somewhat since 1994.  Since 1994, five
                            businesses, with a collective $6.8 billion of sales,
                            were divested resulting in a company intensely focused
                            on Pet Products.  This business participates in
                            segments that have been growing at a 5% or higher rate
                            in the United States, and somewhat faster off-shore.
                            The business has been supplemented with several
                            acquisitions during this time period.  The largest
                            acquisitions were Golden Products and Edward Baker, and
                            a total of $520mm was spent to acquire them.

(4) Ralston Restructuring   (4) While sales were reduced by about 70% over the last
Consensus.                   7 years, the market expects the Company to have
Balance sheet.              after-tax earnings this year, again before any unusual
                            items, that exceed those in 1995.  The balance sheet
                            was also strengthened, as debt was reduced by
                            approximately $1.15 billion during this period.

                            The debt reduction occurred despite making the
                            acquisitions and spending $1.63 billion to acquire
                            shares.  Additionally, the Company has several equity
                            investments remaining from the divestitures, which had
                            an after-tax value of approximately $650mm last
                            Thursday.  These equity investments and existing cash,
                            when netted against the total debt outstanding, result
                            in net debt of only $600mm.  This is a relatively small
                            amount for a company with the cash flow characteristics
                            of Ralston, and it is safe to say that our balance
                            sheet is in excellent financial condition.

(5) Operational Measures    (5) This slide shows some important financial measures
                            resulting from the restructuring.  The OPERATING
                            MARGIN, which excludes investment income, increased by
                            more than a third, as lower-margin operations were
                            divested and the Pet margins increased.  Last year's
                            results were exceptional, and the

                            results in this year's first quarter declined for the reasons discussed earlier.

                            We also focus on the utilization of working capital
                            required for the business, as the Board of Directors
                            awards long-term compensation based upon the growth in
                            operating earnings adjusted for a capital charge on
                            working capital. Working Capital is the sum of Accounts
                            Receivable, Inventories, and Prepaid Expense reduced by
                            Accounts Payable and Accrued Liabilities.

                            The business segments require working capital in an
                            amount equal to 5% of sales, which is at the very low
                            end for consumer products companies.  On a consolidated
                            basis, working capital last year averaged about 1% of
                            sales, and this reflects an extremely efficient
                            business model.

                            Lastly, the Company had an operating return on assets, including goodwill, of 58% last year. This return is high, but can be improved due to the utilization of excess capacity and continued operating improvements.
                            A MAJOR ACQUISITION would dilute the return in the short term, as initial operating returns on acquisitions are only in the 10-15% range.

(6) Equity Investments      (6) The Company has approximately $925mm of securities
                            obtained from the divestitures of Continental Baking and
                            Protein Technologies. The securities have an after-tax
                            value of approximately $650mm. I would note that 1.78mm
                            shares of Conoco have been sold this fiscal year, yielding pre-tax proceeds of $51.0mm.


(7) Dividend Policy         (7) Moving on to my last topic, the Merger Agreement
                            with Nestle requires us to manage the business as
                            usual.  Nestle has agreed to pay a substantial premium
                            over the market, and the Merger Agreement provides that
                            the board will not grant a quarterly cash

                            dividend in excess of $.07 without Nestle's approval. I'd like to report that earlier today the Board of Directors declared a dividend of seven cents per share to be paid on March 12th, 2001, to record holders as of February 20th, 2001.

(8) Financial Summary 1st   (8) In conclusion, we had a difficult comparison to
quarter.                    last year's first quarter driven by three factors: 1)
                            Last year's results were exceptional, with operating
                            profits up 20.9% due partially to the Y2K phenomenon,
                            thereby setting a very high hurdle to overcome; 2) We
                            lost market share due to the decision by Proctor &
                            Gamble to move IAMs into channels that they did not
                            previously compete in: and 3) higher commodity and
                            energy expense without any increase in selling price.

(9) Financial Summary       (9) We do expect the financial results to improve in
Fin'l Results               the remainder of the fiscal year.  The improvement will
                            occur due to the previously mentioned price increase
                            and the belief that domestic dry pet sales will resume
                            growth more in line with the category in the second
                            half of the year.

(10) Financial Summary      (10) Last, the Company is in excellent financial
Excellent Fin'l Condition   condition and is a model of operational excellence.
                            The Company is focused in a category that is growing
                            and has an efficient business model that benefits the
                            Company and its Customers.